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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

130 Waverly Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)

(617) 444-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

        On March 12, 2009, we completed our acquisition of ViroChem Pharma Inc., referred to herein as ViroChem, a privately-held Canadian corporation. We had disclosed our entry into a definitive agreement for this acquisition in a Current Report on Form 8-K filed on March 9, 2009. The acquisition was structured as a share purchase transaction, pursuant to the terms of a Share Purchase Agreement, dated March 3, 2009, by and among us, our wholly-owned subsidiary, Vertex Pharmaceuticals (Canada) Incorporated, ViroChem, the shareholders of ViroChem, and a representative of certain of the securityholders of ViroChem. We purchased all of the issued and outstanding securities of ViroChem from the former shareholders of ViroChem and paid an aggregate purchase price of approximately $100 million in cash and 10,733,527 shares of our common stock.

        On March 12, 2009, we entered into a Registration Rights Agreement with ViroChem and its securityholders, as contemplated in the Share Purchase Agreement, pursuant to which we agreed to prepare and file a registration statement on Form S-3 with the Securities and Exchange Commission covering the immediate resale of the shares being issued in the transaction. Under the registration rights agreement, we agreed to file the registration statement on March 13, 2009. If the registration statement is not filed within the agreed-upon time period, we would be subject to significant per diem penalties. We also have agreed to pay all registration expenses incurred by us in connection with the registration.

        Matthew W. Emmens, our President and a member of our Board of Directors, is the Chairman of the Board of Shire Pharmaceuticals Group plc., or Shire. A wholly-owned subsidiary of Shire owned 18.2% of ViroChem. Mr. Emmens recused himself from our decision to acquire ViroChem and from Shire's decision to sell its interest in ViroChem to us.

        Copies of the Share Purchase Agreement and the Registration Rights Agreement are attached to this Current Report on Form 8-K as Exhibits 2.1 and 4.1, respectively, and are incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

        The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02. The shares issued in connection with the acquisition of ViroChem were issued in reliance upon the exemptions set forth in Regulation S and Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired.

        The financial statements required by Item 9.01(a) of Form 8-K will be filed no later than 75 days from the date of the acquisition.

(b)   Pro forma financial information.

        The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed no later than 75 days from the date of the acquisition.

(d)   Exhibits

Exhibit Number	Description
2.1	Share Purchase Agreement, dated March 3, 2009, by and among Vertex Pharmaceuticals Incorporated, Vertex Pharmaceuticals (Canada) Incorporated, ViroChem Pharma Inc., the shareholders of ViroChem Pharma Inc. and François Legault as representative of certain securityholders of ViroChem Pharma Inc.
4.1	Registration Rights Agreement, dated March 12, 2009, by and among Vertex Pharmaceuticals Incorporated, ViroChem Pharma Inc. and the shareholders of ViroChem Pharma Inc.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED (Registrant)
Date: March 12, 2009	/s/ Kenneth S. Boger Kenneth S. Boger Senior Vice President and General Counsel

 EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Purchase Agreement, dated March 3, 2009, by and among Vertex Pharmaceuticals Incorporated, Vertex Pharmaceuticals (Canada) Incorporated, ViroChem Pharma Inc., the shareholders of ViroChem Pharma Inc. and François Legault as representative of certain securityholders of ViroChem Pharma Inc.
4.1	Registration Rights Agreement, dated March 12, 2009, by and among Vertex Pharmaceuticals Incorporated, ViroChem Pharma Inc. and the shareholders of ViroChem Pharma Inc.

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  Item 2.01 Completion of Acquisition or Disposition of Assets.
  Item 3.02. Unregistered Sales of Equity Securities.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX